UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 14th, 2010

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 14th, 2010, Philip Holmes resigned as President and Chief Executive Officer of Kings Road Entertainment, Inc. (the “Company”), and Robert Kainz resigned as  Chief Financial Officer and Secretary of the Company.  The Board of Directors of the Company is currently searching for both a new Chief Executive Officer and a new Chief Financial Officer.  The Board of Directors has offered the position of Secretary to an individual who has previously served as an outside advisor to the Company, and the Company is waiting to hear whether such person will accept his appointment as Secretary.

Also, on May 14, 2010, Monika Nosic resigned as a Managing Director of the Company’s European subsidiary, Kings Road Entertainment Europe GmbH (the “GmbH”).

Mr. Holmes remains a Director of the Company and a Managing Director of the GmbH.

Item 8.01 Other Events.

On May 14, 2010, the Company, as the sole shareholder of the GmbH, signed a Shareholder’s Resolution calling for the GmbH to be dissolved, wound up and liquidated by a neutral attorney to be appointed by the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: May 20th , 2010	By:	/s/ Sven Ebeling
Sven Ebeling, Director